Exhibit 99.1

Signing Day Sports Provides Transaction Update on Proposed Business Combination with BlockchAIn Digital Infrastructure

Progress of Transaction ; Closing Anticipated in February or March 2026

SCOTTSDALE, AZ / GLOBE NEWSWIRE / January 7, 2026 / – Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform dedicated to improving the recruiting process for high school athletes and college coaches, today provided an update on its previously announced proposed business combination with BlockchAIn Digital Infrastructure, Inc. (“BlockchAIn Inc.”) and its affiliate, One Blockchain LLC (collectively, “BlockchAIn”).

As previously disclosed, Signing Day Sports entered into a Business Combination Agreement with BlockchAIn and certain affiliates of BlockchAIn on May 27, 2025, as amended on November 10, 2025 and December 21, 2025. The transaction has progressed with the public filing by BlockchAIn Inc. of a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) on December 1, 2025, as amended on December 23, 2025 (as amended from time to time, the “Registration Statement”). The Company is planning for the closing of the transaction to take place in February or March 2026, subject to certain closing conditions, including shareholder approval and NYSE American listing approval.

The proposed transaction is expected to result in Signing Day Sports becoming a wholly owned subsidiary of BlockchAIn Inc., providing the Company with access to scalable, high-performance digital infrastructure designed to support artificial intelligence (AI), high-performance computing (HPC), and other data-intensive applications, while preserving Signing Day Sports’ mission, brand, and core operations.

“As we enter the new year, we are committed to the completion of the transaction with BlockchAIn, which is expected to close in February or March 2026, subject to certain closing conditions,” said Daniel Nelson, Chief Executive Officer and Chairman of Signing Day Sports. “Strategically, we view this transaction as an opportunity to broaden the capabilities that support our platform. By pairing our technology-driven recruiting ecosystem with scalable digital infrastructure, we believe we can enhance performance, expand flexibility, and support future innovation.”

“The combination is expected to provide access to infrastructure resources that support the continued evolution of our platform, improve operational efficiency, and create additional flexibility as we evaluate future initiatives aligned with our long-term growth strategy. At the same time, we remain focused on delivering value today by continuing to scale our combine footprint, strengthening the tools available to student-athletes and coaches, and positioning the Company for sustainable long-term growth.”

Signing Day Sports, Inc.

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, the parties’ ability to complete the transaction, the parties’ ability to integrate their respective businesses into a combined publicly listed company post-merger, the ability of the parties to obtain all necessary consents and approvals in connection with the transaction, obtain stock exchange clearance of a listing application in connection with the transaction, the parties’ ability to obtain their respective equity securityholders’ approval, and obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of the parties’ current products and services and planned offerings, competition from existing or new offerings that may emerge, impacts from strategic changes to the parties’ business on net sales, revenues, income from continuing operations, or other results of operations, the parties’ ability to attract new users and customers, the parties’ ability to retain or obtain intellectual property rights, the parties’ ability to adequately support future growth, the parties’ ability to comply with user data privacy laws and other current or anticipated legal requirements, and the parties’ ability to attract and retain key personnel to manage their business effectively. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” of the Registration Statement and are expected to be further described in a proxy statement/prospectus to be publicly filed with the SEC relating to this transaction. See also the section titled “Risk Factors” in the Company’s periodic reports which are filed with the SEC. These risks, uncertainties and other factors are, in some cases, beyond the parties’ control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. All subsequent written and oral forward-looking statements concerning Signing Day Sports, BlockchAIn, or any of their affiliates, or other matters and attributable to Signing Day Sports, BlockchAIn, any of their affiliates, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC
212-671-1020
SGN@crescendo-ir.com